Exhibit 2.1

FORM OF
AGREEMENT AND PLAN OF MERGER
BETWEEN
A Delaware Domestic Corporation
AND
A Marshall Islands Corporation

This Agreement and Plan of Merger (this “Agreement”) made and entered into on this ______ day of __________, 2008, by and between Energy Infrastructure Acquisition Corp., a Delaware corporation (“EIAC”) and Energy Infrastructure Merger Corporation, a Marshall Islands corporation (“MergerCo,” together with EIAC, the “Constituent Corporations”).

WITNESSETH:

WHEREAS, EIAC is a corporation organized and existing under the laws of the State of Delaware, its Certificate of Incorporation having been filed in the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on 11th August 2005, the first amended and restated Certificate of Incorporation of EIAC having been filed with the Secretary of State on 6th February 2006, the second amended and restated Certificate of Incorporation of EIAC having been filed with the Secretary of State on 6th June 2006, and the third amended and restated Certificate of Incorporation of EIAC having been filed with the Secretary of State on 10th July 2006; and

WHEREAS, MergerCo is a corporation organized and existing under the laws of the Republic of the Marshall Islands, its Articles of Incorporation having been filed in the Office of the Registrar of Corporations (the “Registrar”) of the Republic of the Marshall Islands on 30th November 2007; and

WHEREAS, the aggregate number of shares which EIAC has authority to issue is Ninety Million (90,000,000), of which Eighty-Nine Million (89,000,000) are common shares, par value $0.0001, and One Million (1,000,000) are Preferred Stock, par value $0.0001, of which 21,750,398 shares of common stock are issued and outstanding;

WHEREAS, the aggregate number of shares which MergerCo has authority to issue is One Hundred Twenty Million (120,000,000), of which One Hundred Nineteen Million (119,000,000) are common shares, par value $0.0001, and One Million (1,000,000) are Preferred Stock, par value $0.0001, of which 100 shares of common stock are issued and outstanding and have all voting power; and

WHEREAS, the Board of Directors of each of the Constituent Corporations deems it advisable that EIAC be merged with and into MergerCo (the “Merger”) on terms and conditions hereinafter set forth, in accordance with the applicable provisions of the statutes of the State of Delaware and the Republic of the Marshall Islands, respectively, which permit such Merger;

NOW, THEREFORE, in consideration for the premises and of the agreements, covenants and provisions hereinafter contained, the Constituent Corporations, by their respective Board of Directors, have agreed and do hereby agree, each with the other as follows:

'

ARTICLE I

Principal Terms of Merger

Merger. The Constituent Corporations shall be merged into a single corporation, in accordance with the applicable provisions of the laws of the Republic of the Marshall Islands and the State of Delaware, by EIAC merging with and into MergerCo, which shall be the surviving corporation (the “Surviving Corporation”).

Effective Time of Merger. The Merger shall be effective as of the completion of all filing requirements specified in Sections 6.03 and 6.04 of this Agreement, and such date and time is hereinafter referred to as the “Effective Time”.

ARTICLE II

Articles of Incorporation, Bylaws and Directors

Articles of Incorporation. The Articles of Incorporation of MergerCo, in effect at the Effective Time and in the form attached hereto as Exhibit A, shall be the Articles of Incorporation of the Surviving Corporation, to remain unchanged until amended as provided by law.

Bylaws. The Bylaws of MergerCo in effect at the Effective Time shall be the Bylaws of the Surviving Corporation, to remain unchanged until amended as provided by law.

Directors. At the Effective Time, the number of directors of MergerCo shall be nine, and the names, and respective classes of the directors who shall act until their successors are duly elected and qualified are:

Name	Position
Captain Charles Arthur Joseph Vanderperre	Chairman of the board of directors and Class C Director
Fred Cheng	Class C Director
Marios Pantazopoulos	Class A Director
Christoph Widmer	Class B Director
Class A Director
Class A Director
Class B Director
Class B Director
Class C Director

ARTICLE III

Conversion of Securities

The manner of converting the outstanding shares of each of the Constituent Corporations shall be as follows.

Conversion of EIAC Shares. At the Effective Time, each share of the EIAC common stock issued and outstanding immediately prior to the Effective Time shall be converted automatically into one share of the Surviving Corporation common shares (the “Conversion Ratio”), subject to any adjustments made pursuant to Section 3.05 hereof. At the Effective Time, all such shares of EIAC common stock shall cease to be outstanding and shall automatically be canceled and shall cease to exist. Each certificate previously evidencing EIAC common stock shall be exchanged for a certificate representing such number of shares of the Surviving Corporation common shares calculated by multiplying the Conversion Ratio by the number of shares of EIAC common stock previously evidenced by the canceled certificates upon the surrender of such certificate.

Conversion of Stock Rights. At the Effective Time the options, warrants and other rights to purchase EIAC common stock (collectively, “EIAC Stock Rights”) then outstanding shall be converted into one substantially equivalent option, warrant or other right to purchase the Surviving Corporation common shares (collectively, the “Surviving Corporation Share Rights”), except that (i) each of the Surviving Corporation Share Rights will be exercisable for that number of whole shares of the Surviving Corporation common shares equal to the product of the number of shares of EIAC common stock that were issuable upon exercise of such option or warrant immediately prior to the Effective Time multiplied by the Conversion Ratio and rounded down to the nearest whole number of shares of the Surviving Corporation common shares, and (ii) the per share exercise price for the shares of the Surviving Corporation common shares issuable upon exercise of such Surviving Corporation Share Rights will be equal to the quotient determined by dividing the exercise price per share of EIAC common stock at which each such option or warrant was exercisable immediately prior to the Effective Time by the Conversion Ratio, rounded down to the nearest whole cent. At the Effective Time, the EIAC Stock Rights shall cease to be outstanding and shall automatically be canceled and shall cease to exist.

Cancellation of EIAC Shares. At the Effective Time, all shares of EIAC common stock that are owned by EIAC as treasury stock and each share of EIAC common stock owned by any direct or indirect wholly owned subsidiary of EIAC immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, automatically be cancelled and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

Cancellation of MergerCo Shares. At the Effective Time, the one hundred issued and outstanding shares of MergerCo common stock held by EIAC immediately prior to the Effective Time, shall by virtue of the Merger and without any action on the part of the holder thereof, automatically be cancelled and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

Conversion Ratio Adjustments. The Conversion Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into MergerCo common shares or EIAC common stock), reorganization, recapitalization or other like change with respect to MergerCo common shares or EIAC common stock occurring after the date hereof and prior to the Effective Time, so as to provide holders of EIAC common stock and MergerCo common shares the same economic effect as contemplated by this Agreement prior to such stock split, reverse split, stock dividend, reorganization, recapitalization or like change.

ARTICLE IV

Representations and Warranties

Representations and Warranties of MergerCo. MergerCo hereby makes the following representations and warranties to EIAC as of the date hereof and as of the Effective Time (unless otherwise indicated):

(a)
Corporate Existence and Power. MergerCo is a corporation duly formed, validly existing and in good standing under and by virtue of the Laws of the Republic of the Marshall Islands, and has all power and authority, corporate and otherwise, and all governmental licenses, franchises, permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as now conducted.

(b)
Corporate Authorization. The execution, delivery and performance by MergerCo of this Agreement and the consummation by MergerCo of the transactions contemplated hereby are within its corporate powers and have been duly authorized by all necessary action on the part of MergerCo, including the approval of its sole stockholder. This Agreement constitutes a valid and legally binding agreement of MergerCo, enforceable against the same in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, or (ii) rules of law governing specific performance, injunctive relief or other equitable remedies.

(c)
Charter Documents; Legality. MergerCo has previously delivered to EIAC true and complete copies of its Articles of Incorporation, minute books and stock books (the “MergerCo Charter Documents”), as in effect or constituted on the date hereof. The execution, delivery, and performance by MergerCo of this Agreement and any additional agreement to which the same is to be a party has not violated and will not violate, and the consummation by MergerCo of the transactions contemplated hereby or thereby will not violate, any of the MergerCo Charter Documents or any law or order.

(d)
Litigation. There is no action (or any basis therefor) pending against, or to the knowledge of MergerCo, threatened against or affecting MergerCo, any of its officers or directors, any stockholder, or any action before any court or arbitrator or any governmental body, agency or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby. There are no outstanding judgments against MergerCo.

(e)
Compliance with Laws. MergerCo is not in violation of, has not violated, and to the knowledge of MergerCo, is not under investigation with respect to, nor has been threatened to be charged with or given notice of, any violation or alleged violation of, any law or order, nor is there any basis for any such charge.

Representations and Warranties of EIAC. EIAC hereby makes the following representations and warranties to MergerCo as of the date hereof and as of the Effective Time (unless otherwise indicated):

(a)
Corporate Existence and Power. EIAC is a corporation duly formed, validly existing and in good standing under and by virtue of the Laws of the State of Delaware, and has all power and authority, corporate and otherwise, and all governmental licenses, franchises, permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as now conducted.

(b)
Corporate Authorization. The execution, delivery and performance by EIAC of this Agreement and the consummation by EIAC of the transactions contemplated hereby are within its corporate powers and have been duly authorized by all necessary action on the part of EIAC, other than the approval of its stockholders. This Agreement constitutes a valid and legally binding agreement of EIAC, enforceable against the same in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, or (ii) rules of law governing specific performance, injunctive relief or other equitable remedies.

(c)
Charter Documents; Legality. EIAC has previously delivered to MergerCo true and complete copies of its Certificate of Incorporation, by-laws, minute books and stock books (the “EIAC Charter Documents”), as in effect or constituted on the date hereof. The execution, delivery, and performance by EIAC of this Agreement and any additional agreement to which the same is to be a party has not violated and will not violate, and the consummation by EIAC of the transactions contemplated hereby or thereby will not violate, any of the EIAC Charter Documents or any law or order.

(d)
Litigation. There is no action (or any basis therefor) pending against, or to the knowledge of EIAC, threatened against or affecting EIAC, any of its officers or directors, any stockholder, or any action before any court or arbitrator or any governmental body, agency or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby. There are no outstanding judgments against EIAC.

(e)
Compliance with Laws. EIAC is not in violation of, has not violated, and to the knowledge of EIAC, is not under investigation with respect to, nor has been threatened to be charged with or given notice of, any violation or alleged violation of, any law or order, nor is there any basis for any such charge.

ARTICLE V

Conditions Precedent

The obligation of each of the Constituent Corporations to effectuate the Merger is subject to the following conditions:

Stockholder Approval. The stockholders of EIAC and MergerCo shall have adopted this Agreement in accordance with the requirements of the laws of the State of Delaware and the Republic of the Marshall Islands.

Share Purchase Agreement. Other than the consummation of the Merger, all conditions precedent to the performance of each of the parties to that certain Amended and Restated Share Purchase Agreement, dated February 6, 2008 (as may be amended or amended and restated from time to time, the “Share Purchase Agreement”), by and among EIAC, MergerCo and Vanship Holdings Limited, shall have been satisfied or waived.

ARTICLE VI

Adoption and Termination

Submission to Vote of Stockholders. This Agreement shall be submitted to the stockholders of EIAC and MergerCo, respectively, as provided by applicable law, and shall take effect, and be deemed to be the Agreement of the Constituent Corporations, upon the approval or adoption thereof by said stockholders of EIAC and MergerCo, respectively, in accordance with the requirements of the laws of the State of Delaware and the Republic of the Marshall Islands.

Termination of Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding the adoption of this Agreement by the stockholders of the Constituent Corporations, by mutual written agreement of the Constituent Corporations, or unilaterally by one party to this Agreement if the other party to this Agreement materially breaches one of its material representation and warranties or fails to comply with a condition in this Agreement. In the event of termination of this Agreement by either of the Constituent Corporations, this Agreement will become void and there shall be no further obligation on the part of either Constituent Corporation. No party shall be relieved from liability for any breach of this Agreement.

Filing of Certificate of Merger in Delaware. As soon as practicable after the satisfaction of the conditions precedent set forth in Article V hereof, a Certificate of Merger to effectuate the terms of this Agreement shall be executed by the Surviving Corporation and shall be delivered to the Secretary of State for filing and recording in accordance with applicable law, unless this Agreement has been terminated pursuant to Section 6.02 hereof, and the Surviving Corporation shall thereafter make all other filings or recordings required by Delaware law in connection with the Merger.

Filing of Articles of Merger in the Marshall Islands. As soon as practicable after the satisfaction of the conditions precedent set forth in Article V hereof, Articles of Merger to effectuate the terms of this Agreement shall be executed by each of the Constituent Corporations and shall be delivered to the Registrar in accordance with Marshall Islands law, unless this Agreement has been terminated pursuant to Section 6.02 hereof and the Surviving Corporation shall thereafter make all other filings, payments or recordings required by Marshall Islands law in connection with the Merger.

ARTICLE VII

Post Merger Undertakings

The Surviving Corporation agrees that it may be served with process in the State of Delaware, and in the Republic of the Marshall Islands, in any proceeding for enforcement of any obligation of any Constituent Corporation of Delaware, as well as for enforcement of any obligation of the Surviving Corporation arising from this Merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the DGCL, and irrevocably appoints the Secretary of State as its agent to accept service of process in any such suit or proceeding. The Secretary of State shall mail any such process to the Surviving Corporation at [●].

[Signature page follows]

IN WITNESS WHEREOF, each of the Constituent Corporations, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, has caused this Agreement to be executed by an authorized officer of each party thereto.

ENERGY INFRASTRUCTURE
ACQUISITION CORP. of Delaware

By:
Name:
Title:

ENERGY INFRASTRUCTURE MERGER CORPORATION of the Marshall Islands

By:
Name:
Title:

SECRETARY’S CERTIFICATE

I, [●], Secretary of Energy Infrastructure Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary of the said corporation, that:

1.
The Agreement and Plan of Merger to which this certificate is attached, after having been first duly signed on behalf of said corporation by an authorized officer of Energy Infrastructure Acquisition Corp., a corporation of the State of Delaware, was duly submitted to the stockholders of Energy Infrastructure Acquisition Corp., at a special meeting of said stockholders duly called and held separately from the meeting of stockholders of any other corporation for the purpose of considering and taking action upon said Agreement and Plan of Merger;

2.	[●] shares of stock of said corporation were on said date issued and outstanding;

3.	The holders of [●] shares voted by ballot in favor of said Agreement and Plan of Merger;

4.	The holders of [●] shares voted by ballot against same;

5.	The affirmative vote represents a majority of the total number of shares of the outstanding capital stock of said corporation; and

6.	Thereby, the Agreement and Plan of Merger was at said meeting adopted as the act of the stockholders of Energy Infrastructure Acquisition Corp., and the duly adopted agreement of said corporation.

WITNESS my hand on behalf of Energy Infrastructure Acquisition Corp. on this _____ day of _________, ________.

By:
Name:
Title: Secretary